Exhibit 10.3

                               EXECUTIVE AGREEMENT
                               -------------------

         THIS AGREEMENT ("Agreement") dated as of December 17, 2003, among NATIONAL PENN BANCSHARES, INC., a Pennsylvania business corporation and registered bank holding company ("NPB"); NATIONAL PENN BANK, a national banking association ("Bank"); and GARY R. DAVIS ("Executive").

                                   BACKGROUND
                                   -----------

         1. Executive is presently employed by The Peoples Bank of Oxford ("Peoples Bank") as a senior vice president in charge of lending and credit analysis. Executive is also presently a party to a Change in Control Agreement among Peoples (defined below), Peoples Bank and Executive dated as of September 15, 2003 (the "Peoples Change in Control Agreement").

         2. Peoples Bank is a wholly-owned subsidiary of Peoples First, Inc., a Pennsylvania business corporation and registered bank holding company ("Peoples").

         3. On December 17, 2003, NPB and Peoples entered into an Agreement (the "Merger Agreement") providing, among other things, for the merger of Peoples with and into NPB (the "Merger"), followed immediately by the merger of Peoples Bank with and into Bank (the "Bank Merger"). The Agreement also provides for Bank to establish, immediately after the Bank Merger, a new banking division to be called "The Peoples Bank of Oxford, a division of National Penn Bank" (the "Peoples Bank Division").

         4. It is the desire of the Boards of Directors of NPB and Bank that Executive continue his employment from and after the effective date of the closing of the Merger (the "Effective Date") in order that the experience he has gained throughout his career and the management ability he has demonstrated will continue to be available to NPB and Bank, including its Peoples Bank Division.

         5. The Boards of Directors of NPB and Bank deem it advisable to provide Executive with certain additional benefits in the event of certain changes in control of NPB or Bank so that Executive will continue to attend to the business of NPB and Bank without distraction in the face of the potentially disturbing circumstances arising therefrom.

                                    AGREEMENT
                                 --------------

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and each intending to be legally bound, NPB, Bank and Executive agree as follows:



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         1. Background. The matters set forth in the "Background" section of this Agreement are incorporated by reference herein.

         2. Definitions. The following terms have the meanings specified below:

         (a) "Affiliate" means any corporation which is included within a "controlled group of corporations" including NPB, as determined under Code
Section 1563.

         (b) "Base Amount" means Executive's average annualized taxable compensation for the five (5) years prior to the year in which a Change in Control occurs, determined in accordance with the provisions of Code Section 280G and regulations promulgated thereunder.

         (c) "Cause" has the meaning set forth in Section 5 hereof.

         (d) "Change in Control" means:

                  (1) An acquisition by any "person" or "group" (as those terms are defined or used in Section 13(d) of the Exchange Act) of "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of securities of NPB representing 24.99% or more of the combined voting power of NPB's securities then outstanding;

                  (2) A merger, consolidation or other reorganization of Bank, except where the resulting entity is controlled, directly or indirectly, by NPB;

                  (3) A merger, consolidation or other reorganization of NPB, except where shareholders of NPB immediately prior to consummation of any such transaction continue to hold at least a majority of the voting power of the outstanding voting securities of the legal entity resulting from or existing after any transaction and a majority of the members of the Board of Directors of the legal entity resulting from or existing after any such transaction are former members of NPB's Board of Directors;

                  (4) A sale, exchange, transfer or other disposition of substantially all of the assets of the Employer to another entity, except to an entity controlled, directly or indirectly, by NPB;

                  (5) A sale, exchange, transfer or other disposition of substantially all of the assets of NPB to another entity, or a corporate division involving NPB; or

                  (6) A contested proxy solicitation of the shareholders of NPB that results in the contesting party obtaining the ability to cast 25% or more of the votes entitled to be cast in an election of directors of NPB.



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         (e) "Code" means the Internal Revenue Code of 1986, as amended, and as the same may be amended from time to time.

         (f) "Employer" means Bank, NPB or any Affiliate which employs Executive at any particular time.

         (g) "Employment" means Executive's employment by Bank, NPB or any Affiliate at any particular time.

         (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (i) "Salary" means the Executive's annual base salary, established either by contract or by the Board of Directors of Employer, prior to any reduction of such salary pursuant to any contribution to a tax-qualified plan under Section 401(k) of the Code.

         3. Resignation of Executive. If a Change in Control shall occur and if thereafter, at any time, there shall be:

         (a) Any involuntary termination of Executive's employment (other than for Cause);

         (b) Any reduction in Executive's title, responsibilities or authority, including such title, responsibilities or authority as such may be increased from time to time;

         (c) Any reduction in Executive's Salary in effect immediately prior to a Change in Control, or any failure to provide Executive with benefits at least as favorable as those enjoyed by Executive under any of the pension, life insurance, medical, health and accident, disability or other employee plans of NPB or an Affiliate in which Executive participated immediately prior to a Change in Control, or the taking of any action that would materially reduce any of such compensation or benefits in effect at the time of the Change in Control, unless such reduction relates to a reduction applicable to all employees generally;

         (d) Any reassignment of Executive beyond a thirty (30) mile commute by automobile from Executive's home at ___________________
_____________________________; or

         (e) Any requirement that Executive travel in performance of his duties on behalf of NPB or an Affiliate for a greater period of time during any year than was required of Executive during the year preceding the year in which the Change in Control occurred;

then, at the option of Executive, exercisable by Executive within one hundred eighty (180) days of the occurrence of any of the foregoing events, the Executive may resign from



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employment (or, if involuntarily terminated, give notice of intention to collect benefits hereunder) by delivering a notice in writing (the "Notice of Termination") to NPB, and the Continuing Compensation and Benefits' provisions of this Agreement shall apply.

         4. Continuing Compensation and Benefits.
            ------------------------------------

         (a) At the time of termination of Executive's employment in accordance with Section 3 hereof, Employer shall make a lump-sum cash payment to Executive no later than thirty (30) days following the date of such termination in an amount equal to 100% of Executive's Salary.

         (b) Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event shall any payment to Executive pursuant to Subsection 3.a. above be greater than an amount equal to an amount ("X") determined pursuant to the following formula:

                           X = (2.99A - B) x (1 + C)D.

                  For purposes of the foregoing formula:

                  A   =    Executive's Base Amount (determined pursuant to
                           Internal Revenue Code Section 280G(b)(3)(A)) on the date of the Change in Control;

                  B   =    The present value of all other amounts which
                           qualify as parachute payments under Code Section
                           280G(b)(2)(A) or (B) (without regard to the provisions of Code Section 280G(b)(2)(A)(ii)), such present value to be determined pursuant to the provisions of Code Section 280G;

                  C   =    120% times 0.5 times the lowest of the semiannual
                           applicable federal rates (determined pursuant to Code
                           Section 1274(d)) in effect on the date of the Change in Control; and

                  D   =    The number of whole semiannual periods plus any
                           fraction of a semiannual period from the date of the Change in Control to the date of termination of the Executive's employment.

         (c) Executive shall not be required to mitigate the amount of any payment provided for in Subsection 4(a) by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in subsection 4(a) be reduced by any compensation earned by Executive as the result of employment by another employer or by reason of Executive's receipt of or right to receive any retirement or other benefits after the date of termination of employment or otherwise, except as otherwise provided therein.



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         5. Termination for Cause. The Employer may terminate Executive's
Employment for "Cause". For purposes of this Agreement, "Cause" means the Employer's good faith reasonable belief that the Executive committed (1) fraud, theft or embezzlement, (2) falsified corporate records, (3) disseminated confidential information concerning customers, NPB, Bank, any NPB or Bank subsidiary or any of its or their employees, (4) had documented unsatisfactory job performance under NPB's dismissal policy, or (5) violated NPB's Code of Conduct. The foregoing definition of "cause" is the definition of "cause" used by NPB, Bank and their subsidiaries in the ordinary course of business.

         If Executive's Employment is terminated for Cause, all rights of Executive under this Agreement shall cease as of the effective date of such termination, except that Executive (i) shall be entitled to receive accrued Salary through the date of such termination and (ii) shall be entitled to receive the payments and benefits to which he is then entitled under the employee benefit plans of the Employer or any affiliate thereof as of the date of such termination.

         6. Arbitration. Any dispute or controversy arising out of or relating to this Agreement and any controversy as to a termination for Cause shall be settled exclusively by arbitration, conducted before a panel of three arbitrators, in Reading, Pennsylvania, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators' award in any court having jurisdiction.

         7. Exclusive Benefit. Executive shall have no right to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payment and the right thereto are expressly declared to be non-assignable and non-transferrable. In the event of any attempted assignment or transfer, Employer shall have no further liability hereunder.

         8. Notices. Any notice required or permitted to be given under this Agreement shall be properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to Executive's residence in the case of any notice to Executive, or to the principal office of Bank, in the case of any notice to the Employer.

         9. Entire Agreement. This Agreement contains the entire agreement relating to the subject matter hereof and may not be modified, amended or changed orally but only by an agreement in writing, consented to in writing by NPB, and signed by the party against whom enforcement of any modification, amendment or change is sought.

         10. Benefits.
             ---------

         (a) This Agreement shall be binding upon and inure to the benefit of NPB and



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Bank, and it shall be assignable to any corporation, limited liability company or other entity which may become the legal employer of all of NPB's and Bank's current employees (as is contemplated by NPB as of December 31, 2003), in which case both NPB and Bank shall be guarantors of the due performance of all obligations set forth herein and the term "Employer" used herein shall include such assignee. This Agreement shall also be assignable to any corporation, bank or other entity which may acquire NPB's or Bank's business or all or substantially all of the assets of NPB or Bank, or with or into which NPB or Bank may be merged or consolidated, as provided in Section 10(b).

         (b) Each of NPB and Bank shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of NPB or Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that NPB or Bank would be required to perform it if no such succession had taken place. Failure to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute a breach of this Agreement and the provisions of Section 3 of this Agreement shall apply. As used in this Agreement, "NPB" or "Bank" shall mean NPB or Bank as defined previously and any successor to the business and/or assets of NPB or Bank as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

         (b) This Agreement shall be binding upon and inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees.

         11. Applicable Law. This Agreement shall be governed by and construed in accordance with the domestic internal law (but not the law of conflicts of law) of the Commonwealth of Pennsylvania.

         12. Headings. The headings of the sections and subsections hereof are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the sections or subsections of this Agreement.

         13. Joint and Several Obligations. All obligations of NPB and Bank herein shall be joint and several obligations.


         14. Termination of Prior Agreement, Pay-Out of Change-in-Control Benefit. Effective concurrently with the closing of the Merger, the Peoples Change in Control Agreement is terminated and of no further force and effect, except that Executive shall be paid the full amount calculated under Section 3(a) of the Peoples Change in Control Agreement, such amount to be paid to Executive in eighteen (18) equal monthly payments beginning on the first day of the first month following Effective Date.



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         Notwithstanding the foregoing, if Executive's employment is terminated at any time, voluntarily or involuntarily, without "Cause," then Employer shall pay to Executive, in one lump sum, an amount equal to the total amount remaining to be paid to Executive pursuant to this Section 14, if any.

         IN WITNESS WHEREOF, NPB and Bank have each duly caused this Agreement to be executed on its behalf by its duly authorized officers, and Executive has hereunto set his hand and seal, as of the day and year first above written.


                                            NATIONAL PENN BANCSHARES, INC.


                                              By: /s/ Wayne R. Weidner
                                                   -------------------
                                                Name: Wayne R. Weidner
                                               Title: Chairman and CEO

                                            NATIONAL PENN BANK


                                              By:  /s/ Glenn E. Moyer
                                                   ------------------
                                                 Name: Glenn E. Moyer
                                                Title: President and CEO


Witness: /s/ Hugh J. Garchinsky              /s/ Gary R. Davis
       ------------------------              -----------------
                                                 Gary R. Davis




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